Exhibit 99.2

CYTOMEDIX TO HOST CONFERENCE CALL ON FRIDAY, DECEMBER 21
TO DISCUSS CMS PRELIMINARY DECISION OF NON-COVERAGE OF PRP GEL

ROCKVILLE, Md., Dec. 21, 2007 - Cytomedix, Inc. (AMEX: GTF) announced that it will host a conference call today, Friday Dec 21, at 1:00 pm Eastern time. Dr. Kshitij Mohan, Chairman and CEO, will discuss the preliminary decision announced yesterday by the Centers for Medicare and Medicaid Services (CMS) to reaffirm its 2003 national non-coverage decision for autologous blood derived products for treating chronic non-healing wounds, including the Company’s AutoloGelTM System.

To participate, dial 1-877-407-8035 approximately 10 minutes before the conference call is scheduled to begin. Hold for the operator and reference the Cytomedix, Inc. conference call. International callers should dial 201-689-8035.

Access to a recording will also be available for seven days following the conference call. Dial 1-877-660-6853 to access playback. For international callers, dial 201-612-7415. Enter account number 286. The conference I.D. is 267277.

ABOUT CYTOMEDIX

Cytomedix, Inc. is a biotechnology company specializing in processes and products derived from autologous platelet releasates for uses in the treatment of wounds and other applications. The current offering is AutoloGel™, an FDA cleared treatment that utilizes an autologous platelet gel composed of multiple growth factors, other platelet releasates, and fibrin matrix. Additional information regarding Cytomedix is available at: http://www.cytomedix.com